Exhibit 10.2

Tempus AI, Inc.
Restricted Stock Award Grant Notice
(2024 Equity Incentive Plan)

Tempus AI, Inc. (the “Company”) has awarded to you (the “Participant”) the number of shares of Common Stock specified and on the terms set forth below in consideration of your services (the “Restricted Stock Award”). Your Restricted Stock Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2024 Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), including the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are available by logging into your [_________] brokerage account and which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant: ###PARTICIPANT_NAME###

Date of Grant: ###GRANT_DATE###

Vesting Commencement Date: ###ALTERNATIVE_VEST_BASE_DATE###

Number of Shares Subject to Restricted Stock Award: ###TOTAL_AWARDS###

Consideration: Participant’s services

Vesting Schedule: [The Restricted Stock Award will vest in substantially equal monthly installments (rounded down to the nearest whole share, except for the last vesting installment) over the twenty-four (24) months following the Vesting Commencement Date on the same day of the month as the Vesting Commencement Date (or if there is no corresponding day, on the last day of the month), subject to the Participant’s Continuous Service with the Company through each applicable vesting date.]

Participant Acknowledgements: By your electronic acceptance of the Restricted Stock Award via your [_________] brokerage account, you understand and agree that:

•
The Restricted Stock Award is governed by this Restricted Stock Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “Restricted Stock Award Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•
Copies of the Plan, the Agreement and Prospectus for the Plan are available via your [________] brokerage account and may be viewed and printed by you. You consent to receive this Grant Notice, the Plan, the Agreement, the Prospectus and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
•
You have read and are familiar with the provisions of the Plan, the Restricted Stock Award Agreement and the Prospectus. In the event of any conflict between the provisions in the Restricted Stock Award Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.
•
The Restricted Stock Award Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this Restricted Stock Award.

Tempus AI, Inc.

2024 Equity Incentive Plan

Award Agreement (Restricted Stock Award)

As reflected by your Restricted Stock Award Grant Notice (“Grant Notice”) Tempus AI, Inc. (the “Company”) has granted you, in consideration for your services to the Company, a Restricted Stock Award under its 2024 Equity Incentive Plan (the “Plan”) for the number of shares of Common Stock as indicated in your Grant Notice (the “Restricted Stock Award”). The terms of your Restricted Stock Award as specified in this Award Agreement for your Restricted Stock Award (the “Agreement”) and the Grant Notice constitute your “Restricted Stock Award Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your Restricted Stock Award are as follows:

1.
Governing Plan Document. Your Restricted Stock Award is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)
Section 6 of the Plan regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Corporate Transaction on your Restricted Stock Award;
(b)
Section 9(e) of the Plan regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Restricted Stock Award; and
(c)
Section 8 of the Plan regarding the tax consequences of your Restricted Stock Award.

Your Restricted Stock Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Restricted Stock Award Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2.
Vesting. Subject to the limitations contained herein, your Restricted Stock Award will vest as provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.
3.
Dividends. You may become entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares of Common Stock covered by your Restricted Stock Award. Any such dividends or distributions shall be subject to the same forfeiture restrictions (including the Reacquisition Right defined in Section 5 below) and restrictions on transferability as apply to the shares covered by your Restricted Stock Award with respect to which the dividends or other distributions relate and accordingly, shall be paid at the same time that the corresponding shares are released from the

Reacquisition Right or other restriction in respect of your vested Restricted Stock Award. To the extent any such dividends or distributions are paid in shares of Common Stock, then you will automatically be granted a corresponding number of additional shares of Common Stock subject to the Restricted Stock Award (the “Dividend Shares”), and further provided that such Dividend Shares shall be subject to the same forfeiture restrictions and restrictions on transferability, and same timing requirements for release of such restrictions/vesting, as apply to the shares subject to the Restricted Stock Award with respect to which the Dividend Shares relate.
4.
Securities Law Compliance. You may not be issued any shares of Common Stock under your Restricted Stock Award unless the shares are either (a) then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Restricted Stock Award must also comply with other applicable laws and regulations governing the Restricted Stock Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.
Right of Reacquisition.
(a)
To the extent provided in the Company’s bylaws, as amended from time to time, the Company shall have the right to reacquire all or any part of the shares of Common Stock received pursuant to your Restricted Stock Award (a “Reacquisition Right”).
(b)
To the extent a Reacquisition Right is not provided in the Company’s bylaws, as amended from time to time, the Company shall have a Reacquisition Right as to the shares of Common Stock you received pursuant to your Restricted Stock Award that have not yet vested in accordance with the vesting schedule on the Grant Notice (“Unvested Shares”) on the following terms and conditions:
(i)
Simultaneously with the termination of your Continuous Service, the Company shall automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares. Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to the Escrow Holder, as defined below) within ninety (90) days after the termination of your Continuous Service, and the Escrow Holder may then release to you the number of Unvested Shares not being reacquired by the Company. If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, the Escrow Holder shall transfer to the Company the number of shares of Common Stock the Company is reacquiring.
(ii)
The Company shall have the right to reacquire the Unvested Shares upon termination of your Continuous Service for no monetary consideration (that is, for $0.00).
(iii)
The shares of Common Stock issued under your Restricted Stock Award shall be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to this Agreement as Exhibit B. You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to this Agreement as Exhibit A and deliver the same, along with the certificate or certificates evidencing the shares, for use by the escrow agent pursuant to the terms of the Joint Escrow Instructions.
(iv)
Subject to the provisions of the Restricted Stock Award Agreement (including, without limitation Section 3 above), you shall, during the term of your Restricted Stock Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow.
(v)
If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation, the stock of which is subject to the provisions of your Restricted Stock Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired under your Restricted Stock Award shall, to the extent they relate to Unvested Shares, be immediately subject to the Reacquisition Right with the same force and effect as the Unvested Shares subject to this Reacquisition Right immediately before such event.
(vi)
In addition to any other limitation on transfer created by applicable securities laws, you shall not sell, assign, hypothecate, donate, encumber, or otherwise dispose of any interest in the Common Stock while such shares of Common Stock are subject to the Reacquisition Right or continue to be held in the Joint Escrow.
6.
Restrictive Legends. The shares of Common Stock issued under your Restricted Stock Award shall be endorsed with appropriate legends determined by the Company.
7.
Award not a Service Contract. Your Restricted Stock Award is not an employment or service contract, and nothing in your Restricted Stock Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Restricted Stock Award shall obligate the Company or an Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
8.
Withholding Obligations.
(a)
At the time your Restricted Stock Award is granted, or at any time thereafter as requested by the Company and as further provided in Section 8 of the Plan, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Restricted Stock Award (the “Withholding Obligation”) in accordance with the withholding procedures established by the Company.

(b)
Unless the Withholding Obligation is satisfied, the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein. In the event the Withholding Obligation of the Company arises prior to the issuance of a certificate or release of shares of Common Stock from any escrow provided for herein, or it is determined after the issuance of a certificate to you or after the release of shares of Common Stock from any escrow to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
9.
Corporate Transaction. Your Restricted Stock Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
10.
Tax Consequences.
(a)
You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Restricted Stock Award. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Restricted Stock Award. You understand that under Code Section 83, the excess of the fair market value of the shares of Common Stock subject to the Restricted Stock Award on the date any forfeiture restrictions applicable to such shares of Common Stock lapse over the amount, if any, paid for such shares of Common Stock will be reportable as ordinary income on the lapse date. For this purpose, the term “forfeiture restrictions” includes the right of the Company to reacquire the Unvested Shares pursuant to the Reacquisition Right. You may elect under Code Section 83(b) to be taxed at the time the shares of Common Stock subject to the Restricted Stock Award are issued, rather than when and as such shares cease to be subject to such forfeiture restrictions. THE FORM FOR MAKING THIS ELECTION MAY BE OBTAINED FROM THE COMPANY UPON YOUR REQUEST. YOU UNDERSTAND THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.
(b)
FILING RESPONSIBILITY. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.
(c)
As a condition to accepting the Restricted Stock Award, you hereby (i) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Restricted Stock Award or other Company compensation and (ii) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Restricted Stock Award and have either done so or knowingly and voluntarily declined to do so.
11.
Transferability. Except as otherwise provided in the Plan, your Restricted Stock Award is not transferable, except by will or by the applicable laws of descent and distribution
12.
Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
13.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.
14.
Miscellaneous.
(a)
You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Restricted Stock Award.
(b)
You acknowledge and agree that you have reviewed your Restricted Stock Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Restricted Stock Award and fully understand all provisions of your Restricted Stock Award.
(c)
If you have questions regarding these or any other terms and conditions applicable to your Restricted Stock Award, including a summary of the applicable federal income tax consequences, please see the Prospectus.

Exhibit A

Form of Assignment Separate from Certificate

For Value Received and pursuant to that certain Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (the “Award”), ______ hereby sells, assigns and transfers unto Tempus AI, Inc., a Delaware corporation (“Assignee”) _________________ (___) shares of the Common Stock of the Assignee, standing in the undersigned’s name on the books of the Company represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer the said Common Stock on the books of the within named Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Reacquisition Right under the Award.

Dated:

Signature:_________________________________

(Print Name), Recipient

[Instruction: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.]

Exhibit B

Form of Joint Escrow Instructions

[Date]

Secretary

Tempus AI, Inc.

600 W. Chicago Avenue

Chicago, Illinois 60654

Dear Sir/Madam:

As Escrow Agent for both Tempus AI, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”) of Common Stock of the Company (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Award Grant Notice (including all attachments and exhibits) dated ___________________ (the “Grant Documents”), to which a copy of these Joint Escrow Instructions is attached as Exhibit B, in accordance with the following instructions. Capitalized terms not explicitly defined in these instructions but defined in the Company’s 2024 Equity Incentive Plan (the “Plan”) or in the Grant Documents shall have the same definitions as provided therein.

15.
In the event Recipient ceases to render services to the Company or an affiliate of the Company during the vesting period set forth in the Grant Documents, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of Common Stock shall be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
16.
At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Common Stock being transferred, and (c) to deliver same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.
17.
Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Documents. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney‑in‑fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

18.
This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.
19.
If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.
20.
Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
21.
You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney‑in‑fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
22.
You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
23.
You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Documents or any documents or papers deposited or called for hereunder.
24.
You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
25.
You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.
26.
Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney‑in‑fact and agent to the full extent of your appointment.

27.
If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
28.
It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.
29.
Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by 10 days’ advance written notice to each of the other parties hereto:

Company:	Tempus AI, Inc.
600 W. Chicago Avenue
Chicago, Illinois 60654 Attn: General Counsel / Chief Financial Officer

Recipient:

Escrow Agent:	Tempus AI, Inc.
600 W Chicago Avenue
Chicago, Illinois 60654 Attn: Corporate Secretary

30.
By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Documents.
31.
This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow

Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Documents and these Joint Escrow Instructions in whole or in part.
32.
These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware without regard to that state’s conflicts of laws rules. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to these Joint Escrow Instructions.

[Remainder of page intentionally left blank]

33.

Very truly yours,

Tempus AI, Inc.

By

Title

Recipient

(Signature)

(Print Name)

Escrow Agent:

(Signature)

(Print Name)